Amendment No. 1 dated August 17, 2012 to	Filed Pursuant to Rule 424(b)(2)
PRODUCT SUPPLEMENT	Registration Statement No. 333-178081
(To Prospectus dated November 21, 2011)

GLOBAL MEDIUM-TERM NOTES, SERIES F
Senior Notes
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Equity-Linked Partial Principal at Risk Securities
Linked to an Index or a Basket of Indices
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We, Morgan Stanley, may offer from time to time equity-linked partial principal at risk securities that are linked to an index or a basket of indices and which provide for the repayment of only 90% to 99.9% of the principal at maturity.  The specific terms of any such equity-linked partial principal at risk securities that we offer, including the name of the underlying index or indices and the percentage of the principal amount that will be subject to repayment at maturity, will be included in a pricing supplement.  If the terms described in the applicable pricing supplement are inconsistent with those described in this product supplement for equity-linked partial principal at risk securities, any accompanying index supplement or the accompanying prospectus, the terms described in the applicable pricing supplement will prevail.  In this product supplement for equity-linked partial principal at risk securities, we refer to the equity-linked partial principal at risk securities as the securities.  The securities will have the following general terms:

•
At maturity, the payment due per security will be an amount in cash equal to the minimum payment amount plus an amount, if any, which may not be less than zero, based on the percentage change in value of an underlying index or basket of indices of securities over the life of the securities.

		•	The securities will be unsubordinated unsecured obligations of ours. All payments under the securities are subject to our credit risk.
		•	The securities will be held in global form by The Depository Trust Company, unless the pricing supplement provides otherwise.

•	The securities may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement on the dates specified in the applicable pricing supplement.

The applicable pricing supplement will describe the specific terms of the securities, including any changes to the terms specified in this product supplement.  See “Description of Equity-Linked Partial Principal at Risk Securities” on S-21.
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Investing in the securities involves risks not associated with an investment in ordinary debt securities.  See “Risk Factors” beginning on page S-17.
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The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this product supplement, any accompanying index supplement or the accompanying prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. LLC, our wholly owned subsidiary, has agreed to use reasonable efforts to solicit offers to purchase these securities as our agent.  The agent may also purchase these securities as principal at prices to be agreed upon at the time of sale.  The agent may resell any securities it purchases as principal at prevailing market prices, or at other prices, as the agent determines.

Morgan Stanley & Co. LLC may use this product supplement, the applicable pricing supplement, any accompanying index supplement and the accompanying prospectus in connection with offers and sales of the securities in market-making transactions.

These securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.
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MORGAN STANLEY
August 17, 2012

For a description of certain restrictions on offers, sales and deliveries of the securities and on the distribution of this product supplement, any accompanying index supplement and the accompanying prospectus relating to the securities, see the section of this product supplement called “Plan of Distribution (Conflicts of Interest).”

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  None of this product supplement, any accompanying index supplement nor the accompanying prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil (“Brazil”) except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where securities are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except:

(1)           to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)           where no consideration is or will be given for the transfer; or

(3)           where the transfer is by operation of law.

TABLE OF CONTENTS

Product Supplement	Page

Summary	S-5
Hypothetical Payments on the Equity-Linked Partial Principal at Risk Securities at Maturity	S-11
Risk Factors	S-17
Description of Equity-Linked Partial Principal at Risk Securities	S-21
Use of Proceeds and Hedging	S-33
Equity-Linked Partial Principal at Risk Securities Offered on a Global Basis	S-33
Benefit Plan Investor Considerations	S-33
United States Federal Taxation	S-34
Plan of Distribution (Conflicts of Interest)	S-41

Prospectus

Summary	1	Description of Purchase Contracts	45
Risk Factors	5	Description of Capital Stock	46
Where You Can Find More Information	7	Forms of Securities	55
Consolidated Ratios of Earnings to Fixed Charges and Earnings to Fixed Charges and Preferred Stock Dividends	9	Securities Offered on a Global Basis through the Depositary	59
		United States Federal Taxation	63
Morgan Stanley	10	Plan of Distribution (Conflicts of Interest)	67
Use of Proceeds	11	Legal Matters	69
Description of Debt Securities	11	Experts	69
Description of Units	37	Benefit Plan Investor Considerations	70
Description of Warrants	42

You should rely only on the information contained or incorporated by reference in this product supplement, any accompanying index supplement, the prospectus and any applicable pricing supplement.  We have not authorized anyone else to provide you with different or additional information.  We are offering to sell these securities and seeking offers to buy these securities only in jurisdictions where offers and sales are permitted.  As used in this product supplement, the “Company,” “we,” “us,” and “our” refer to Morgan Stanley.

SUMMARY

The following summary describes the equity-linked partial principal at risk securities linked to an index or a basket of indices and which provide for the repayment of only 90% to 99.9% of the principal amount at maturity that we, Morgan Stanley, may offer from time to time, in general terms only.  You should read the summary together with the more detailed information contained in this product supplement, in any accompanying index supplement, in the accompanying prospectus and in the applicable pricing supplement.  We may also prepare free writing prospectuses that describe particular issuances of equity-linked partial principal at risk securities.  Any free writing prospectus should also be read in connection with this product supplement, any accompanying index supplement and the accompanying prospectus.  For purposes of this product supplement, any references to an applicable pricing supplement may also refer to a free writing prospectus, unless the context otherwise requires.

We will sell these securities primarily in the United States, but may also sell them outside the United States or both in and outside the United States simultaneously.  The securities we offer under this product supplement are among the securities we refer to as our Series F medium-term notes.  We refer to the offering of the Series F medium-term notes as our Series F program.  See “Plan of Distribution (Conflicts of Interest)” in this product supplement.

Equity-Linked Partial Principal at Risk Securities
General terms of the securities
At maturity, the payment due under the securities will be the minimum payment amount plus a supplemental redemption amount, if any, that will not be less than zero, and that is based on the percentage change in value of an index or a basket of indices of securities, which we refer to as the underlying index or the underlying basket of indices, over the life of the securities.  The minimum payment amount will determine the percentage of the principal amount that will be subject to repayment at maturity for any particular issuance of securities and will be a cash amount equal to 90% to 99% of the stated principal amount.

Payment at maturity	At maturity, the payment due under the securities will be the minimum payment amount per security, plus the supplemental redemption amount, if any, subject to the credit risk of Morgan Stanley.

The Minimum Payment Amount Provides Only the Repayment of 90% to 99.9% of the Stated Principal Amount Per Security

The minimum payment amount, which will be specified in the applicable pricing supplement, will determine the percentage of the principal amount that will be subject to repayment at maturity for any particular issuance of securities and will be a cash amount equal to 90% to 99.9% of the stated principal amount.  The minimum payment amount will always be less than the stated principal amount.

If the supplemental redemption amount is less than the difference between the minimum payment amount and the stated principal amount, the payment due at maturity under the securities will be less than the stated principal amount.  Therefore, unless specified otherwise in the applicable pricing supplement, even if the underlying index or basket of indices appreciates (in the case of bull securities), depreciates (in the case of bear securities) or does not change in value over the term of the securities, you may still receive less than the stated principal amount per security at maturity, subject to the minimum payment amount.  The applicable pricing supplement, may, however, provide for an alternative calculation method for the payment at maturity whereby, if the underlying index or basket appreciates (in the case of bull securities) or depreciates (in the case of bear securities) at all, or does not change in value over the term of the securities, the payment due at maturity will be no less than the stated principal amount per security. In such a scenario, you will be exposed to the depreciation (in the case of bull securities) or appreciation (in the case of bear securities) of the underlying index or basket, subject to the minimum payment amount.

The Supplemental Redemption Amount

Unless otherwise specified in the applicable pricing supplement, the supplemental redemption amount for each security will be equal to the stated principal amount times the applicable participation rate times the index percent change.

The participation rate indicates the extent to which you will participate in any change in the value of the underlying index or basket of indices.  If the participation rate is less than 100%, you will participate in less than the full change in value.  If the participation rate is greater than 100%, you will participate in the change in value of the underlying index or indices on a leveraged basis.

For issuances of securities that are based on the increase of the value of an index or basket of indices, which we refer to as “bull securities,” the index percent change equals the percentage, if any, by which the final index value exceeds the initial index value.

For bull securities that are linked to a single index, the supplemental redemption amount will be calculated as follows:

supplemental redemption amount	=	stated principal amount	x	participation rate	x	index percent change

where,

stated principal amount	=	the stated principal amount per security payable on the maturity date, as specified in the applicable pricing supplement

participation rate	=	100%, unless otherwise specified in the applicable pricing supplement

index percent change	=	final index value – initial index value
initial index value

For bull securities, if the final index value is less than or equal to the initial index value, the supplemental redemption amount will be zero.  Therefore, the payment due under the securities at maturity will be only the minimum payment amount for each security that you hold, and there will be no supplemental redemption amount payable.  As the minimum payment amount is less than the stated principal amount, this will mean you will lose money on your initial investment.

initial index value	=	the index closing value of the underlying index on the index setting date specified in the applicable pricing supplement
final index value	=	the index closing value of the underlying index on the determination date specified in the applicable pricing supplement
index closing value	=	the value of an underlying index or any successor index at the regular weekday close of trading on the index business day for the underlying index

Other features of equity-linked partial principal at risk securities
Certain equity-linked partial principal at risk securities may have features that differ from the basic equity-linked partial principal at risk securities described above.  An issuance of equity-linked partial principal at risk securities could combine more than one of the features listed below.

Securities Linked to a Basket of Indices:

For issuances of securities linked to a basket of indices, the mechanics described above under “—Payment at maturity” will apply, except that:

•
the initial index value will equal a predetermined basket value specified in the applicable pricing supplement.  On the basket setting date, which will be the day we price the securities for initial sale to the public, unless otherwise specified in the applicable pricing supplement, the calculation agent will determine the fractional value of each index included in the basket, which we refer to as a “basket index,” by calculating a multiplier so that each basket index will represent its applicable weighting in the initial index value.  The basket closing value, which is the sum of the products of the index closing value of each of the basket indices and the applicable multiplier for each basket indices, calculated on the basket setting date will equal the initial index value.  The multiplier for each basket index will remain constant for the term of the securities.  The weighting, the multiplier and the index closing value of each basket index used to calculate the initial index value will be specified in the final pricing supplement for each offering of securities; and

•
the final index value will equal the basket closing value on the determination date specified in the applicable pricing supplement, which will equal the sum of the products of the index closing value of each of the basket indices on such determination date and the applicable multiplier for each of the basket indices.

See “Description of Equity-Linked Partial Principal at Risk Securities —General Terms of the Securities—Some Definitions” for definition of terms related to securities linked to a basket of indices.

Securities with Multiple Determination Dates:

For issuances of securities that have multiple determination dates, which will be specified in the applicable pricing supplement, the mechanics described above under “—Payment at maturity” will apply, except that, in lieu of the final index value, we will use the final average index value, which will equal:

•
for securities linked to a single index, the arithmetic average of the index closing values of the underlying index on the relevant determination dates, as calculated by the calculation agent on the final determination date; or

•
for securities linked to a basket of indices, the arithmetic average of the basket closing values of the basket indices on the relevant determination dates, as calculated by the calculation agent on the final determination date.

Bear Securities:

For issuances of securities that are based on the decrease of the value of an underlying index or basket of indices, which we refer to as “bear securities,” the mechanics described above under “—Payment at maturity” will apply, except that the index percent change will equal the percentage, if any, by which the final index value is less than the initial index value.

thus, for bear securities

index percent change	=	initial index value – final index value
initial index value

For bear securities, if the final index value is greater than or equal to the initial index value, the supplemental redemption amount will be zero.  Therefore, the payment due under the securities will be only the minimum payment amount for each security that you hold and there will be no supplemental redemption amount payable.  As the minimum payment amount is less than the stated principal amount, this will mean you will lose money on your initial investment.

Issue price of the securities includes commissions and projected profit
The issue price of the securities, which will be specified in the applicable pricing supplement, includes the agent’s commissions paid with respect to the securities and the cost of hedging our obligations under the securities.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  The fact that the issue price of the securities includes these commissions and hedging costs is expected to adversely affect the secondary market prices of the securities.  See “Risk Factors—The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices” and “Use of Proceeds and Hedging” below.

Interest
The securities may bear interest, if any, at either a fixed rate or a floating rate, as specified in the applicable pricing supplement, and may pay such interest, if any, on the interest payment dates specified in the applicable pricing supplement.

Postponement of maturity date
If the determination date or final determination date, in the case of multiple determination dates, is not an index business day or if a market disruption event occurs on that day so that the determination date or final determination date, as applicable, is postponed and falls less than two business days prior to the scheduled maturity date, the maturity date of the securities will be postponed to the second business day following that determination date as postponed.

Other terms of the securities	•	You will not have the right to present the securities to us for repayment prior to maturity, unless we otherwise specify in the applicable pricing supplement.

•	The applicable pricing supplement will specify whether the securities will be callable by us or puttable by you.

•	The securities may be issued at a discount to their stated principal amount.

•	We may from time to time, without your consent, create and issue additional securities with the same terms as the securities previously issued so that they may be combined with the earlier issuance.

•	The securities will not be listed on any securities exchange, unless we specify otherwise in the applicable pricing supplement.

Our call right
If so specified in the applicable pricing supplement, we will have the right to call all or part of the securities, beginning on the initial call date specified in the applicable pricing supplement.  If we decide to call the securities, we will:

•	send a notice announcing that we have decided to call the securities;

•	specify in the notice the call price that we will pay you in exchange for each security; and

•
specify in the notice a call date when you will receive the call price; the call date will be at least 10 and no more than 30 calendar days after the date of the notice, or within the redemption notice period specified in the applicable pricing supplement.

The call price or call prices will be specified in the applicable pricing supplement.  In the case of securities issued with original issue discount, the call price on any call date will include the yield that will have accrued on the security since the most recent date for which a call price is specified.  Also see the section in this product supplement called “Description of Equity-Linked Partial Principal at Risk Securities —Additional Price Dependent Call Right.”

Morgan Stanley & Co. LLC will be the calculation agent
We have appointed our affiliate Morgan Stanley & Co. LLC or its successors, which we refer to as MS & Co., to act as calculation agent for us with respect to the equity-linked partial principal at risk securities.  As calculation agent, MS & Co. will determine the initial index value, the index closing values, the multipliers, the final index value, the final average index value, the percentage change in the underlying index or basket of indices, the supplemental redemption amount, the payment at maturity and whether a market disruption event has occurred.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

MS & Co. will be the agent; conflicts of interest
The agent for the offering of the securities is expected to be MS & Co., our wholly-owned subsidiary, which will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account without the prior written approval of the customer.  See “Plan of Distribution (Conflicts of Interest).”

Forms of securities	The equity-linked partial principal at risk securities will be issued in fully registered form and will be represented by a global security registered in the name of a nominee of

The Depository Trust Company, as depositary, unless we indicate in the applicable pricing supplement that they will be represented by certificates issued in definitive form. We will not issue book-entry securities as certificated securities except under the circumstances described in “Forms of Securities—The Depositary” in the prospectus, under which heading you may also find information on The Depository Trust Company’s book-entry system.

The securities should be treated as short-term debt instruments for U.S. federal income tax purposes if the term of the securities is equal to or less than one year
Generally, unless otherwise provided in the applicable pricing supplement, if the term of the securities is equal to or less than one year (after taking into account the last possible date that the securities could be outstanding under the terms of the securities), the securities should be treated as “short-term” debt instruments for U.S. federal income tax purposes.  Certain aspects of the tax treatment of an investment in such securities are uncertain.  You should review carefully the section entitled “United States Federal Taxation” in this product supplement and consult your tax adviser regarding your particular circumstances.

The securities should be treated as contingent payment debt instruments for U.S. federal income tax purposes if the term of the securities is more than one year
Generally, unless otherwise provided in the applicable pricing supplement, if the term of the securities is more than one year (after taking into account the last possible date that the securities could be outstanding under the terms of the securities), the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes, as described in the section of this product supplement called “United States Federal Taxation.”  Under this treatment, if you are a U.S. taxable investor, you generally will be subject to annual income tax based on the comparable yield (as defined in this product supplement) of the securities even though you may not receive any stated interest on the securities.  In addition, any gain recognized by U.S. taxable investors on the sale, exchange or at maturity of the securities generally will be treated as ordinary income.  You should review carefully the section entitled “United States Federal Taxation” in this product supplement and consult your tax adviser regarding your particular circumstances.

If you are a non-U.S. investor, please also read the section of this product supplement called “United States Federal Taxation.”

You should consult your tax adviser regarding all aspects of the U.S. federal income tax consequences of an investment in the securities as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more information on the securities
Because this is a summary, it does not contain all of the information that may be important to you including the specific requirements for the exercise of our call right.  You should read the “Description of Equity-Linked Partial Principal at Risk Securities” section in this product supplement and the “Description of Debt Securities” section in the prospectus for a detailed description of the terms of the securities.  You should also read about some of the risks involved in investing in the securities in the section of this product supplement called “Risk Factors.”

We urge you to consult with your investment, legal, accounting and other advisers with regard to any investment in the securities.

How to reach us	You may contact your local Morgan Stanley branch office or call us at (800) 223-2440.

HYPOTHETICAL PAYMENTS ON THE EQUITY-LINKED PARTIAL PRINCIPAL AT RISK SECURITIES AT MATURITY

The following examples illustrate the payment at maturity on the securities for a range of hypothetical issuances of securities with the following characteristics: (a) bull securities with a single determination date; (b) bull securities with multiple determination dates; (c) bear securities with a single determination date; and (d) bear securities with multiple determination dates.

General terms for the hypothetical issuances described below:

Stated principal amount:	$10
Hypothetical minimum payment amount:	$9.50 (95% minimum repayment)
Hypothetical initial index value:	1,000

(a)  Bull securities with a single determination date:

At maturity, if the final index value is greater than the initial index value, for each $10 stated principal amount of securities that you hold, the payment due under the securities will be the supplemental redemption amount in addition to the hypothetical minimum payment amount of $9.50.  The supplemental redemption amount will be calculated on the determination date and is equal to the product of (i) $10 times (ii) the participation rate times (iii) the percentage, if any, by which the final index value exceeds the initial index value.

Presented below is a hypothetical example showing how the payment on the securities, including the supplemental redemption amount, is calculated, as well as a table showing a range of hypothetical payments on the securities.

Example 1:

The final index value is 50% greater than the initial index value.

Final index value:	1,500
Hypothetical participation rate:	130%

Supplemental redemption amount per security	=	$10	x	130%	x	1,500 – 1,000	=	$6.50
1,000

In the example above, the total payment at maturity per security will equal $16.00, which is the sum of the hypothetical minimum payment amount of $9.50 and a supplemental redemption amount of $6.50.  The examples of the hypothetical supplemental redemption amounts and payments at maturity provided in the table below are intended to illustrate the effect of the hypothetical minimum payment amount of $9.50 and the participation rate on each $10 stated principal amount of securities for the specified final index values, however they do not cover the complete range of possible payments at maturity.   If the supplemental redemption amount is equal to zero, your payment at maturity will equal only the hypothetical minimum payment amount of $9.50, which represents a 5% loss on your initial investment.

Percent Return of Hypothetical Underlying Index	Final Index Value	Stated Principal Amount	Supplemental Redemption Amount	Hypothetical Minimum Payment Amount	Payment at Maturity	Percent Return on $10 Security
-100%	0	$10.00	$0.00	$9.50	$9.50	-5%
-50%	500	$10.00	$0.00	$9.50	$9.50	-5%
-40%	600	$10.00	$0.00	$9.50	$9.50	-5%
-30%	700	$10.00	$0.00	$9.50	$9.50	-5%
-20%	800	$10.00	$0.00	$9.50	$9.50	-5%
-10%	900	$10.00	$0.00	$9.50	$9.50	-5%
0%	1,000	$10.00	$0.00	$9.50	$9.50	-5%
5%	1,050	$10.00	$0.65	$9.50	$10.15	1.5%
10%	1,100	$10.00	$1.30	$9.50	$10.80	8%
20%	1,200	$10.00	$2.60	$9.50	$12.10	21%
30%	1,300	$10.00	$3.90	$9.50	$13.40	34%
40%	1,400	$10.00	$5.20	$9.50	$14.70	47%
50%	1,500	$10.00	$6.50	$9.50	$16.00	60%
60%	1,600	$10.00	$7.80	$9.50	$17.30	73%
70%	1,700	$10.00	$9.10	$9.50	$18.60	86%
80%	1,800	$10.00	$10.40	$9.50	$19.90	99%
90%	1,900	$10.00	$11.70	$9.50	$21.20	112%
100%	2,000	$10.00	$13.00	$9.50	$22.50	125%

Example 2:

The final index value is 50% greater than the initial index value but the hypothetical participation rate is lower than Example 1.

Final index value: Hypothetical participation rate:	1,500 80%

Supplemental redemption amount per security	=	$10	x	1,500 – 1,000	x	80%	=	$4
1,000

In the example above, the total payment at maturity per security will equal $13.50, which is the sum of the hypothetical minimum payment amount of $9.50 and a supplemental redemption amount of $4.  The supplemental redemption amount, if any, is based on the final index value, which is equal to the index closing value on the determination date.  It is not possible to present a chart or table illustrating the complete range of possible payments at maturity.  The table demonstrates how if the supplemental redemption amount is less than the difference between the stated principal amount and the hypothetical minimum payment amount, your payment at maturity will be less than the stated principal amount, resulting in a loss on your initial investment.

Percent Return of Hypothetical Underlying Index	Final Index Value	Stated Principal Amount	Supplemental Redemption Amount	Hypothetical Minimum Payment Amount	Payment at Maturity	Percent Return on $10 Security
-100%	0	$10.00	$0.00	$9.50	$9.50	-5%
-50%	500	$10.00	$0.00	$9.50	$9.50	-5%
-40%	600	$10.00	$0.00	$9.50	$9.50	-5%
-30%	700	$10.00	$0.00	$9.50	$9.50	-5%
-20%	800	$10.00	$0.00	$9.50	$9.50	-5%
-10%	900	$10.00	$0.00	$9.50	$9.50	-5%
0%	1,000	$10.00	$0.00	$9.50	$9.50	-5%
5%	1,050	$10.00	$0.40	$9.50	$9.90	-1%
10%	1,100	$10.00	$0.80	$9.50	$10.30	3%
20%	1,200	$10.00	$1.60	$9.50	$11.10	11%
30%	1,300	$10.00	$2.40	$9.50	$11.90	19%
40%	1,400	$10.00	$3.20	$9.50	$12.70	27%
50%	1,500	$10.00	$4.00	$9.50	$13.50	35%
60%	1,600	$10.00	$4.80	$9.50	$14.30	43%
70%	1,700	$10.00	$5.60	$9.50	$15.10	51%
80%	1,800	$10.00	$6.40	$9.50	$15.90	59%
90%	1,900	$10.00	$7.20	$9.50	$16.70	67%
100%	2,000	$10.00	$8.00	$9.50	$17.50	75%

(b)  Bull securities with multiple determination dates:

In the case of bull securities with multiple determination dates, the supplemental redemption amount, if any, is based on the final average index value, which equals the arithmetic average of the index closing values of the underlying index on the determination dates (four in our example below) specified in the applicable pricing supplement.  Because the value of the underlying index may be subject to significant fluctuations over the period covered by the determination dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity.  The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the index closing value of the underlying index over such period on the amount payable to you at maturity.  However, the underlying index may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

The following four examples illustrate the payment at maturity on the securities for a range of hypothetical index closing values in an hypothetical issuance with four determination dates and demonstrate the impact of basing the calculation of the supplemental redemption amount for the securities on the final average index value.

	Example 1	Example 2	Example 3	Example 4
	Index Closing Value	Index Closing Value	Index Closing Value	Index Closing Value
1st Determination Date	1,300	1,100	1,300	1,100
2nd Determination Date	1,400	1,000	1,400	900
3rd Determination Date	1,500	900	1,200	850
Final Determination Date	1,600	800	1,000	1,250
Final Average Index Value:	1,450.00	950.00	1,225.00	1,025.00
Participation Rate:	130%	130%	130%	130%
Supplemental Redemption Amount:	$5.85	$0.00	$2.93	$0.325
Hypothetical Minimum Payment Amount:	$9.50	$9.50	$9.50	$9.50
Payment at Maturity on a $10 Stated Principal Amount:	$15.35	$9.50	$12.43	$9.825

•
In Example 1, the index closing value increases on each determination date and, due to the averaging of the index closing values over the determination dates, the final average index value of 1,450 is lower than the index closing value of 1,600 on the final determination date.  At maturity, the payment due per security will be $15.35, the sum of the hypothetical minimum payment amount of $9.50 and the supplemental redemption amount of $5.85.  The return on the securities at maturity represents a 53.5% increase above the stated principal amount, which is less than the simple index return of approximately 60% over the term of the securities.

•
In Example 2, the index closing value decreases on each determination date and, due to the averaging of the index closing values over the determination dates, the final average index value of 950 is higher than the index closing value of 800 on the final determination date.  But because the final average index value is less than the initial index value, there is no supplemental redemption amount.  Further, since the hypothetical minimum payment amount is only $9.50, the payment due per security will be only $9.50 at maturity which represents a loss of 5% on the stated principal amount.

•
In Example 3, the index closing value reaches a high of 1,400 on the second determination date and declines on subsequent determination dates.  At maturity, the final average index value of 1,225 is higher than the index closing value of 1,000 on the final determination date.  At maturity, the payment due per security will be $12.43, the sum of the hypothetical minimum payment amount of $9.50 and the supplemental redemption amount of $2.43.  The return on the securities at maturity represents a 24.3% increase above the stated principal amount, even though the simple index return over the term of the securities is 0%.

•
In Example 4, the index closing value increases initially but declines on each of the subsequent two determination dates to a low of 850 and increases on the final determination date.  At maturity, the final average index value of 1,025 is less than the index closing value of 1,250 on the final determination date but slightly more than the initial index value.  However, because the final average index value has not increased sufficiently above the initial index value, the supplemental redemption amount of $0.325 per security means that the payment due per security will be only $9.825 at maturity (the hypothetical minimum payment amount of $9.50 plus $0.325), which less than the stated principal amount.  Accordingly, even though the simple index return was 25% over the term of the securities, the payment at maturity represents a 1.75% loss on the stated principal amount.

(c)  Bear securities with a single determination date:

At maturity, if the final index value is less than the initial index value, for each $10 stated principal amount of securities that you hold, you will receive a supplemental redemption amount in addition to the hypothetical minimum payment amount of $9.50.  The supplemental redemption amount will be calculated on the final determination date and is equal to (i) $10 times (ii) the participation rate times (iii) the percentage, if any, by which the final index value is less than the initial index value.

Presented below is a hypothetical example showing how the payment on the securities, including the supplemental redemption amount, is calculated, as well as a table showing a range of hypothetical payments on the securities.

Example 1:

The final index value is 20% less than the initial index value.

Final index value:	800
Hypothetical participation rate:	130%

Supplemental redemption amount per security	=	$10	x	130%	x	1,000 – 800	=	$2.60
1,000

In the example above, the total payment at maturity per security will equal $12.10, which is the sum of the hypothetical minimum payment amount of $9.50 and a supplemental redemption amount of $2.60.  The examples of the hypothetical supplemental redemption amounts and payments at maturity provided in the table below are intended to illustrate the effect of the hypothetical minimum payment amount of $9.50 and the participation rate on each $10 stated principal amount of securities for the specified final index values, however they do not cover the complete range of possible payments at maturity.

Percent Return of Hypothetical Underlying Index	Final Index Value	Stated Principal Amount	Supplemental Redemption Amount	Hypothetical Minimum Payment Amount	Payment at Maturity	Percent Return on $10 Security
-100%	0	$10.00	$13.00	$9.50	$22.50	125%
-90%	100	$10.00	$11.70	$9.50	$21.20	112%
-80%	200	$10.00	$10.40	$9.50	$19.90	99%
-70%	300	$10.00	$9.10	$9.50	$18.60	86%
-60%	400	$10.00	$7.80	$9.50	$17.30	73%
-50%	500	$10.00	$6.50	$9.50	$16.00	60%
-40%	600	$10.00	$5.20	$9.50	$14.70	47%
-30%	700	$10.00	$3.90	$9.50	$13.40	34%
-20%	800	$10.00	$2.60	$9.50	$12.10	21%
-10%	900	$10.00	$1.30	$9.50	$10.80	8%
-5%	950	$10.00	$0.65	$9.50	$10.15	1.5%
0%	1,000	$10.00	$0.00	$9.50	$9.50	-5%
10%	1,100	$10.00	$0.00	$9.50	$9.50	-5%
20%	1,200	$10.00	$0.00	$9.50	$9.50	-5%
30%	1,300	$10.00	$0.00	$9.50	$9.50	-5%
40%	1,400	$10.00	$0.00	$9.50	$9.50	-5%
50%	1,500	$10.00	$0.00	$9.50	$9.50	-5%
100%	2,000	$10.00	$0.00	$9.50	$9.50	-5%

Example 2:

The final index value is 20% less than the initial index value but the hypothetical participation rate is lower than Example 1.

Final index value:	800
Hypothetical participation rate:	80%

Supplemental redemption amount per security	=	$10	x	80%	x	1,000 – 800	=	$1.60
1,000

In the example above, the total payment at maturity per security will equal $11.10, which is the sum of the hypothetical minimum payment amount of $9.50 and a supplemental redemption amount of $1.60.  The examples of the hypothetical supplemental redemption amounts and payments at maturity provided in the table below are intended to illustrate the effect of the participation rate on each $10 stated principal amount of securities for the specified final index values, however they do not cover the complete range of possible payments at maturity. The table demonstrates how if the supplemental redemption amount is less than the difference between the stated principal amount and the hypothetical minimum payment amount, your payment at maturity will be less than the stated principal amount, resulting in a loss on your initial investment.

Percent Return of Hypothetical Underlying Index	Final Index Value	Stated Principal Amount	Supplemental Redemption Amount	Hypothetical Minimum Payment Amount	Payment at Maturity	Percent Return on $10 Security
-100%	0	$10.00	$8.00	$9.50	$17.50	75%
-90%	100	$10.00	$7.20	$9.50	$16.70	67%
-80%	200	$10.00	$6.40	$9.50	$15.90	59%
-70%	300	$10.00	$5.60	$9.50	$15.10	51%
-60%	400	$10.00	$4.80	$9.50	$14.30	43%
-50%	500	$10.00	$4.00	$9.50	$13.50	35%
-40%	600	$10.00	$3.20	$9.50	$12.70	27%
-30%	700	$10.00	$2.40	$9.50	$11.90	19%
-20%	800	$10.00	$1.60	$9.50	$11.10	11%
-10%	900	$10.00	$0.80	$9.50	$10.30	3%
-5%	950	$10.00	$0.40	$9.50	$9.90	-1%
0%	1,000	$10.00	$0.00	$9.50	$9.50	-5%
10%	1,100	$10.00	$0.00	$9.50	$9.50	-5%
20%	1,200	$10.00	$0.00	$9.50	$9.50	-5%
30%	1,300	$10.00	$0.00	$9.50	$9.50	-5%
40%	1,400	$10.00	$0.00	$9.50	$9.50	-5%
50%	1,500	$10.00	$0.00	$9.50	$9.50	-5%
100%	2,000	$10.00	$0.00	$9.50	$9.50	-5%

(d)  Bear securities with multiple determination dates:

In the case of bear securities with multiple determination dates, the supplemental redemption amount is based on the final average index value, which equals the arithmetic average of the index closing values on the determination dates (four in our example below) specified in the applicable pricing supplement.  Because the index closing values may be subject to significant fluctuations over the period covered by the determination dates, it is not possible to present a chart or table illustrating the complete range of possible payments at maturity.  The examples of the hypothetical payment calculations that follow are intended to illustrate the effect of general trends in the index closing value of the underlying index over such period on the amount payable to you at maturity.  However, the index closing values may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

The following four examples illustrate the payment at maturity on the securities for a range of hypothetical index closing values in an hypothetical issuance with four determination dates and demonstrate the impact of basing the calculation of the supplemental redemption amount for the securities on the final average index value.

	Example 1	Example 2	Example 3	Example 4
	Index Closing Value	Index Closing Value	Index Closing Value	Index Closing Value
1st Determination Date	950	1,050	900	925
2nd Determination Date	900	1,100	800	1,150
3rd Determination Date	850	1,200	750	975
Final Determination Date	800	1,300	950	850
Final Average Index Value:	875.00	1,162.50	850.00	975.00
Participation Rate:	130%	130%	130%	130%
Supplemental Redemption Amount:	$1.63	$0.00	$1.95	$0.325
Hypothetical Minimum Payment Amount:	$9.50	$9.50	$9.50	$9.50
Payment at Maturity on a $10 Stated Principal Amount:	$11.13	$9.50	$11.45	$9.825

•
In Example 1, the index closing value decreases on each determination date.  Consequently, the final average index value of 875 is higher than the index closing value of 800 on the final determination date.  At maturity, for each security, the payment due will be $11.13, the sum of the hypothetical minimum payment amount of $9.50 and the supplemental redemption amount of $1.63.  The return on the securities at maturity represents a 11.3% increase above the stated principal amount, which is less than if the return on the securities had been measured by the simple index return of -20% over the term of the securities.

•
In Example 2, the index closing value increases on each determination date.  Because the final average index value is greater than the initial index value, there is no supplemental redemption amount and the payment due will be the hypothetical minimum payment amount of $9.50 for each security at maturity, representing a loss of 5% on the stated principal amount.

•
In Example 3, the index closing value declines on the first three determination dates to a low of 750 and increases on the final determination date.  At maturity, the final average index value of 850 is less than the index closing value of 950 on the final determination date.  At maturity, the payment due per security will be $11.45, the sum of the hypothetical minimum payment amount of $9.50 and the supplemental redemption amount of $1.95.  The return on the securities at maturity represents a 14.5% increase above the stated principal amount, which is more than if the return on the securities had been measured by the simple index return of -5% over the term of the securities.

•
In Example 4, the index closing value reaches a high of 1,150 on the second determination date and declines on the third and fourth determination dates.  At maturity, the final average index value of 975 is higher than the index closing value of 850 on the final determination date.  Because the final average index value has not decreased sufficiently below the initial index value, the supplemental redemption amount of $0.325 per security means that the payment due per security will be $9.825 at maturity (the hypothetical minimum payment amount of $9.50 plus $0.325), which is less than the stated principal amount.  Accordingly, even though the simple index return was -15% over the term of the securities, the payment at maturity represents a 1.75% loss on the stated principal amount.

RISK FACTORS

The equity-linked partial principal at risk securities are not secured debt, may not pay interest and may not pay the stated principal amount at maturity.  Any payment in excess of the minimum payment amount at maturity will be linked to the performance of an underlying index or basket of indices.  Investing in the securities is not equivalent to investing directly in the underlying index or indices.  This section describes the most significant risks relating to the securities.  You should carefully consider whether the securities are suited to your particular circumstances before you decide to purchase them.

The securities do not guarantee repayment of the stated principal amount at maturity

The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee a full return of the stated principal amount at maturity. For bull securities, if the final index value or final average index value, as applicable, is less than or not sufficiently above the initial index value, the payment due per security will be less than the stated payment amount at maturity.  For bear securities, if the final index value or final average index value, as applicable, is greater than or not sufficiently below the initial index value, the payment due per security will be less than the stated payment amount at maturity.  The supplemental redemption amount must be at least equal to the difference between the minimum payment amount and stated principal amount before you receive a payment at maturity which is equal to or greater than the stated principal amount.

Unlike ordinary senior securities, the securities may not pay interest

The terms of the securities differ from those of ordinary debt securities in that we may not pay interest on the securities.  Because the supplemental redemption amount due at maturity may equal zero, the return on your investment in the securities (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security.  The return of only the minimum payment amount will result in a loss on your initial investment and accordingly, will not compensate you for the effects of inflation and other factors relating to the value of money over time.  Where the securities do not pay interest, they have been designed for investors who are willing to forgo market floating interest rates on the securities in exchange for a supplemental amount based on the percentage increase, if any, of the final index value or final average index value, as applicable, over the initial index value.

Market price of the securities will be influenced by many unpredictable factors

Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market, including:

•	the value of the underlying index or indices at any time and on any specified determination date;

•	the volatility (frequency and magnitude of changes in value) of the underlying index or indices;

•	the dividend rate on the stocks underlying the index or indices that your securities are linked to;

•	interest and yield rates in the market;

•	the time remaining until the securities mature;

•
geopolitical conditions and economic, financial, political and regulatory or judicial events that affect the stocks underlying the underlying index or indices or stock markets generally and that may affect the final index value or final average index value, as applicable; and

•	any actual or anticipated changes in our credit ratings or credit spreads.

You may receive less, and possibly significantly less, than the stated principal amount per security if you try to sell your securities prior to maturity.

The securities are subject to our credit risk and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities

You are dependent on our ability to pay all amounts due on the securities at maturity, and therefore you are subject to our credit risk.  The securities are not guaranteed by any other entity.  If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment.  As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness.  Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices

Assuming no change in market conditions or any other relevant factors, the price, if any, at which MS & Co. is willing to purchase the securities at any time in secondary market transactions will likely be lower than the original issue price, since secondary market prices are likely to exclude commissions paid with respect to the securities and the cost of hedging our obligations under the securities that are included in the original issue price.  The cost of hedging includes the projected profit that our subsidiaries may realize in consideration for assuming the risks inherent in managing the hedging transactions.  These secondary market prices are also likely to be reduced by the costs of unwinding the related hedging transactions.  Our subsidiaries may realize a profit from the expected hedging activity even if investors do not receive a favorable investment return under the terms of the securities or in any secondary market transaction.  In addition, any secondary market prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or more of the basket indices may offset each other

For securities where the supplemental redemption amount is based on a basket of two or more indices, price movements in the basket indices may not correlate with each other.  At a time when the value of one or more of the basket indices increases, the value of one or more of the other basket indices may not increase as much or may even decline.  Therefore, in calculating the basket closing value on any determination date, increases in the value of one or more of the basket indices may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket indices.  You can review the historical prices of each of the basket indices in the section called “Historical Information” in the applicable pricing supplement.  You cannot predict the future performance of any of the basket indices or of the basket as a whole, or whether increases in the values of any of the basket indices will be offset by decreases in the values of other basket indices, based on their historical performance.  In addition, there can be no assurance that, for bull securities, the final index value or final average index value, as applicable, for the basket of indices will be higher than the initial index value and, for bear securities, that the final index value or final average index value, as applicable, will be lower than the initial index value.  If the final index value or final average index value, as applicable, for a bull security is less than or not sufficiently above the initial index value and if the final index value or final average index value, as applicable, for a bear security is greater than or not sufficiently below the initial index value, the payment per security due at maturity will be only the minimum payment amount (or the minimum payment amount and a supplemental redemption amount that is less than the difference between the stated principal amount and the minimum payment amount) resulting in a loss on your initial investment.

Adjustments to the underlying index or indices could adversely affect the value of the securities

The index publishers can add, delete or substitute the stocks underlying the underlying index and can make other methodological changes, such as those required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the underlying index or indices.  The index publishers may discontinue or suspend calculation or dissemination of the underlying index or indices.  Any of these actions could adversely affect the value of the securities.  The index publishers have no obligation to consider your interests in calculating or revising the underlying index or indices.

The index publishers may discontinue or suspend calculation or publication of the underlying index at any time.  In these circumstances, MS & Co., as the calculation agent, will have the sole discretion to substitute a successor index that is comparable to the discontinued underlying index or indices.  MS & Co. could have an economic interest that is different than that of investors in the securities insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates.  If MS & Co. determines that there is no appropriate successor index, at maturity the payment on the securities will be an amount based on the closing prices of the stocks underlying the underlying index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the underlying index last in effect prior to discontinuance of the underlying index.

There are risks associated with investments in securities indexed to the value of foreign equity securities

Investments in securities indexed to the value of foreign equity securities involve risks associated with the foreign securities market, including volatility, governmental intervention and cross-shareholdings among companies in the foreign index.  Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies.

The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.  In addition, securities issued by companies in emerging markets countries pose further risks in addition to the risks associated with investing in foreign equity markets generally.  Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries.  The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates.  Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Securities linked to certain indices are subject to currency exchange risk

Because the prices of the component securities are converted into U.S. dollars for purposes of calculating the value of the MSCI EAFE Index®, the MSCI Emerging Markets IndexSM and certain other indices to which the securities may be linked, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade.  Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region.  An investor’s net exposure will depend on the extent to which the currencies of the securities included in the respective indices strengthen or weaken against the U.S. dollar and the relative weight of each currency.  If, taking into account such weighting, the dollar strengthens against the currencies of the component securities, the value of the indices will be adversely affected and the payment at maturity of the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•	existing and expected rates of inflation;

•	existing and expected interest rate levels;

•	the balance of payments; and

•	the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

You have no shareholder rights

As an investor in the securities you will not have voting rights to receive dividends or other distributions or any other rights with respect to the stocks that underlie the underlying index or indices.

Investing in the securities is not equivalent to investing in the underlying index or indices

Investing in the securities is not equivalent to investing in the underlying index or basket of indices or their component stocks.  As an investor in the securities, you will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the stocks that constitute the underlying index or basket of indices.

The securities may not be listed on any securities exchange and secondary trading may be limited

Unless we specify otherwise in the applicable pricing supplement, the securities will not be listed on any securities exchange and there may be little or no secondary market for the securities.  Our affiliate, MS & Co., may, but is not obligated to, make a market in the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.  Because we do not expect that other broker-dealers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact.  If MS & Co. were not to make a market in the securities, it is likely that there would be no secondary market for the securities.  Accordingly, you should be willing to hold your securities to maturity.

The calculation agent, which is a subsidiary of the issuer, will make determinations with respect to the securities

As calculation agent, MS & Co. will determine the initial index value and the final index value or final average index value, as applicable, and calculate the amount of cash you will receive at maturity.  Determinations made by MS & Co., in its capacity as calculation agent, including with respect to the occurrence or non occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the underlying index or any basket index, may adversely affect the payment to you at maturity.  See the definition of market disruption event under “Description of Equity-Linked Partial Principal at Risk Securities —General Terms of the Securities—Some Definitions” and the discussion under “Description of Equity-Linked Partial Principal at Risk Securities —Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

Hedging and trading activity by our subsidiaries could potentially adversely affect the value of the securities

One or more of our subsidiaries expect to carry out hedging activities related to the securities (and possibly to other instruments linked to the underlying index or indices or their component stocks), including trading in the component stocks of the underlying index or indices as well as in other instruments related to the underlying index or indices or their underlying stocks.  Some of our subsidiaries also trade the component stocks of the underlying index or indices and other financial instruments related to the underlying index or indices and the component stocks on a regular basis as part of their general broker-dealer and other businesses.  Any of these hedging or trading activities on or prior to the index setting date could potentially affect the initial index value and, as a result, could increase for bull securities or decrease for bear securities the value at which the underlying index or indices must close on any determination date before an investor receives a payment at maturity that exceeds the stated principal amount on the securities.  Additionally, such hedging or trading activities during the term of the securities, including on any determination date(s), could adversely affect the value of the underlying index or indices on any determination date(s) and, accordingly, the amount of cash an investor will receive at maturity.

Certain aspects of the tax treatment of short-term securities are uncertain

Certain aspects of the tax treatment of short-term securities that provide for contingent payments are uncertain.  You should review carefully the section called “United States Federal Taxation—Short-Term Securities” in this product supplement.

DESCRIPTION OF EQUITY-LINKED PARTIAL PRINCIPAL AT RISK SECURITIES

Investors should carefully read the general terms and provisions of our debt securities in “Description of Debt Securities” in the prospectus.  This section supplements that description.  The applicable pricing supplement will specify the particular terms for each issuance of securities, and may supplement, modify or replace any of the information in this section and in “Description of Debt Securities” in the prospectus.  References in this product supplement to a security shall refer to the stated principal amount specified as the denomination for that issuance of securities in the applicable pricing supplement.

The following terms used in this section are defined in the indicated sections of the accompanying prospectus:

•	Senior Debt Indenture (“Description of Debt Securities—Indentures”)
•	senior indebtedness (“Description of Debt Securities—Subordination Provisions”)

General Terms of the Securities

We will issue the securities as part of our Series F medium-term notes under the Senior Debt Indenture.  The Series F medium-term notes issued under the Senior Debt Indenture, together with our senior Series G and Series H global medium-term notes, referred to below under “Plan of Distribution (Conflicts of Interest),” will constitute a single series under the Senior Debt Indenture, together with any other obligations we issue in the future under the Senior Debt Indenture that we designate as being part of that series.  The Senior Debt Indenture does not limit the amount of additional indebtedness that we may incur.  We may, without your consent, create and issue additional securities with the same terms as previous issuances of securities, so that the additional securities will be considered as part of the same issuance as the earlier securities.

Ranking.  Securities issued under the Senior Debt Indenture will rank on par with all of our other senior indebtedness and with all of our other unsecured and unsubordinated indebtedness, subject to statutory exceptions in the event of liquidation upon insolvency.

Terms Specified in Pricing Supplements.  A pricing supplement will specify the following terms of any issuance of our securities to the extent applicable:

•	the issue price (price to public);

•	the stated principal amount per security;

•	the minimum payment amount;

•	the aggregate principal amount;

•	the denominations or minimum denominations;

•	whether the securities are bull securities or bear securities;

•	the original issue date;

•	the stated maturity date and any terms related to any extension of the maturity date not otherwise set forth in this product supplement;

•	the terms, if any, on which we may call the securities, including the initial call date and the call prices;

•	whether the securities are fixed rate securities, floating rate securities, securities with original issue discount and/or amortizing securities;

•	the rate per year at which the securities will pay interest, if any, or the method of calculating that rate and the interest payment dates on which interest will be payable;

•	the underlying index or basket of indices, and if the basket of indices applies, the applicable multiplier for each basket index;

•	the value of the underlying index or basket of indices on the index setting date or basket setting date;

•	the participation rate to be used to calculate the supplemental redemption amount;

•	the stock exchange, if any, on which the securities may be listed;

•	the applicable ERISA treatment for the securities;

•
if any security is not denominated and payable in U.S. dollars, the currency or currencies in which the principal, premium, if any, and interest, if any, will be payable, which we refer to as the “specified currency,” along with any other terms relating to the non-U.S. dollar denomination;

•
if the securities are in book-entry form, whether the securities will be offered on a global basis to investors through Euroclear and Clearstream, Luxembourg as well as through the Depositary (each as defined below); and

•	any other terms on which we will issue the securities.

Some Definitions.  We have defined some of the terms that we use frequently in this product supplement below:

“basket closing value” on any date is the sum of the products of the index closing value of each of the basket indices and the applicable multiplier for each of the basket indices.  The index closing values and the multipliers for each of the basket indices will be specified in the applicable final pricing supplement and will be calculated on the basket setting date.  In certain circumstances, the basket closing value will be based on the alternate calculation of the basket indices described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“basket index” means a component index of the underlying basket of indices for any securities linked to a basket of indices.

“basket setting date” will be the pricing date, unless otherwise specified in the applicable pricing supplement.  If the basket setting date specified in the applicable pricing supplement for determining the index closing value of any basket index is a date other than the pricing date, and such basket setting date is not an index business day with respect to such basket index or there is a market disruption event on such day, then the basket setting date for that basket index will be postponed to the next succeeding index business day with respect to such basket index on which there is no market disruption event.

“bear securities” means issuances of securities that are based on the decrease of the value of an index or basket of indices.

“bull securities” means issuances of securities that are based on the increase of the value of an index or basket of indices.

“business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in The City of New York.

“call date” for each issuance of securities that are subject to our call right will be the scheduled trading day on or after the initial call date that is specified by us in our notice of exchange as the date on which we will deliver cash to holders of the securities called for exchange.  The initial call date will be specified in the applicable pricing supplement.  We may specify any scheduled trading day on or after the initial call date or the maturity date (whether or not it is a scheduled trading day) as the call date, unless otherwise specified in the applicable pricing supplement.

“call notice date” will be the scheduled trading day on which we issue our call notice, which must be at least 10 but not more than 30 calendar days prior to the call date for such securities (the “redemption notice period”), unless a different redemption notice period is specified in the applicable pricing supplement.

“call price” or “call prices” with respect to each issuance of securities that are subject to a our call right on any day during the term of such securities or a formula by which the call price(s) may be determined will be specified in the applicable pricing supplement.

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme.

“Depositary” or “DTC” means The Depository Trust Company, New York, New York.

“determination date” or “determination dates” with respect to an issuance of securities will be specified in the applicable pricing supplement.  If there is only one determination date, the final index value will be determined on that determination date.  If there are multiple determination dates, then the final average index value will be determined on the last determination date, which we refer to as the “final determination date.”

“Euroclear operator” means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

“final index value” with respect to an issuance of securities will be determined as follows:

•
for securities linked to a single index (and with a single determination date):  the final index value will be the index closing value on the determination date, unless otherwise specified in the applicable pricing supplement;

•
for securities linked to a basket of indices (and with a single determination date):  the final index value for the basket of indices will be the basket closing value on the determination date, unless otherwise specified in the applicable pricing supplement; and

•
for securities with multiple determination dates:  the arithmetic average of the index closing values or basket closing values, as applicable, of the underlying index or basket indices on the determination dates as calculated by the Calculation Agent, which we refer to as the “final average index value.”

“index business day” means a day, for an underlying index or each basket index separately, as determined by the Calculation Agent, on which trading is generally conducted on each of the relevant exchange(s) for such underlying index or basket index, other than a day on which trading on such exchange(s) is scheduled to close prior to the time of the posting of its regular final weekday closing price.

“index closing value” means, on any index business day for the relevant underlying index or a basket index, as applicable, the closing value of the underlying index or basket index, or any successor index (as defined under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below) published at the regular weekday close of trading on that index business day by the underlying index publisher.  In certain circumstances, the index closing value will be based on the alternate calculation of the underlying index or basket index as described under “—Discontinuance of Any Underlying Index; Alteration of Method of Calculation.”

“index setting date” will be the pricing date, unless otherwise specified in the applicable pricing supplement.  If the index setting date specified in the applicable pricing supplement for determining the index closing value of the underlying index is a date other than the pricing date, and such index setting date is not an index business day or there is a market disruption event on such day, such index setting date will be postponed to the next succeeding index business day on which there is no market disruption event.

“initial index value” with respect to an issuance of securities will be determined as follows:

•
for securities linked to a single index:  the initial index value will be the index closing value of the underlying index on the index setting date, as specified in the applicable pricing supplement; and

•	for securities linked to a basket of indices: the initial index value for the basket of indices will equal a predetermined basket value specified in the applicable pricing supplement.

“interest payment date” for any security means a date on which, under the terms of that security, regularly scheduled interest is payable.

“issue price” means the amount per security specified in the applicable pricing supplement and will equal the stated principal amount of each security, unless otherwise specified.

“market disruption event” means, with respect to the underlying index or any basket index, the occurrence or existence of any of the following events, as determined by the Calculation Agent in its sole discretion:

(i)
(a) a suspension, absence or material limitation of trading of stocks then constituting 20 percent or more of the value of the underlying index or basket index (or the successor index) on the relevant exchanges for such securities for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such relevant exchange; or

(b) a breakdown or failure in the price and trade reporting systems of any relevant exchange as a result of which the reported trading prices for stocks then constituting 20 percent or more of the value of the underlying index or basket index or (or the successor index) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

(c) the suspension, material limitation or absence of trading on any major U.S. securities market for trading in futures or options contracts or exchange traded funds related to the underlying index or basket index (or the successor index) for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session on such market; and

(ii)    a determination by the Calculation Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge with respect to the applicable issuance of securities.

For the purpose of determining whether a market disruption event exists at any time, if trading in a security included in the underlying index or any basket index is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the value of the underlying index or basket index shall be based on a comparison of (x) the portion of the value of the underlying index or basket index attributable to that security relative to (y) the overall value of the underlying index or basket index, in each case immediately before that suspension or limitation.

For the purpose of determining whether a market disruption event has occurred:  (1) a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event, (3) a suspension of trading in futures or options contracts or exchange traded funds on an underlying index or any basket index by the primary securities market trading in such contracts or funds by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or funds, or (c) a disparity in bid and ask quotes relating to such contracts or funds will constitute a suspension, absence or material limitation of trading in futures or options contracts or exchange traded funds related to the underlying index or basket index and (4) a “suspension, absence or material limitation of trading” on any relevant exchange or on the primary market on which futures or options contracts or exchange traded funds related to the underlying index or any basket index are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

“maturity date” means the date specified in the applicable pricing supplement, subject to extension if the determination date or final determination date, as applicable, is postponed.  If the determination date or final determination date, as applicable, is postponed so that it falls less than two business days prior to the scheduled maturity date, the maturity date will be postponed to the second business day following the determination date or final determination date, as applicable, as postponed.  See the definition of determination date above.

“multiplier” means, for securities linked to a basket of indices, the fractional value of each basket index so that each basket index will represent its applicable weighting in the predetermined initial index value.  The multiplier for each basket index will remain constant for the term of the securities.  The multipliers will be calculated by the Calculation Agent and will be specified in the applicable pricing supplement.

“minimum payment amount” means the dollar amount specified in the applicable pricing supplement, which will be equal to 90% to 99.9% of the stated principal amount.  The minimum payment amount will determine the percentage of the principal that will be subject to repayment at maturity.

“original issue date” means the date specified in the applicable pricing supplement on which a particular issuance of equity-linked partial principal at risk securities will be issued.

“participation rate” for an issuance of securities will be 100%, unless otherwise specified in the applicable pricing supplement, and will be used to calculate the supplemental redemption amount for such issuance of securities.  The participation rate indicates the extent to which you will participate in any change in the value of the underlying index or basket of indices.  If the participation rate is less than 100%, you will participate in less than the full change in value.  If the participation rate is greater than 100%, you will participate in the change in value of the underlying index or basket of indices on a leveraged basis.

“payment at maturity” means the payment due at maturity with respect to each security, as described under “—Payment at Maturity” below.

“pricing date” means the day when we price the securities for initial sale to the public.

“record date” for any interest payment date, if applicable, including the maturity date, is the date 15 calendar days prior to that interest payment date, whether or not that date is a business day.

“relevant exchange” means, with respect to an underlying index or each basket index separately, the primary exchange(s) or market(s) of trading for (i) any security then included in such underlying index or basket index, or any successor index, and (ii) any futures or options contracts related to such underlying index or basket index or to any security then included in such underlying index or basket index.

“stated principal amount” for an issuance of equity-linked partial principal at risk securities shall be the principal amount per security, as specified in the applicable pricing supplement.

“trading day” means a day, as determined by the Calculation Agent, on which trading is generally conducted on the New York Stock Exchange (“NYSE”), The NASDAQ Stock Market LLC (“NASDAQ”), the Chicago Mercantile Exchange and the Chicago Board of Options Exchange and in the over-the-counter market for equity securities in the United States.

“underlying index” or “underlying indices” means the index or indices specified in the applicable pricing supplement, the performance of which underlies the securities.

“underlying index publisher” means the publisher of the applicable underlying index or basket index.

“weighting” of a basket index in a basket of indices represents the percentage of the whole basket initially assigned to such basket index.  The weightings will be specified in the applicable pricing supplement.

References in this product supplement to “U.S. dollars” or “U.S.$” or “$” are to the currency of the United States of America.

In this “Description of Equity-Linked Partial Principal at Risk Securities,” references to the underlying index or a basket index will include the index or indices specified in the applicable pricing supplement and any successor index or indices, unless the context requires otherwise.

Other terms of the equity-linked partial principal at risk securities are described in the following paragraphs.

Payment at Maturity

With respect to an issuance of equity-linked partial principal at risk securities linked to an index or a basket of indices, on the applicable maturity date, the payment due per security will be the minimum payment amount of such security, plus the supplemental redemption amount applicable to such security, as determined below.  We refer to this payment as the “payment at maturity.”

The supplemental redemption amount may not be less than zero, even if the underlying index or basket of indices, for an issuance of bull securities, decreases in value between the date or dates on which the initial index value is determined and the date or dates on which the final index value or final average index value, as applicable, is determined, or, for an issuance of bear securities, increases in value over the same period.  Consequently, at maturity, subject to our right to call the securities earlier if so provided in the applicable pricing supplement, the payment due for each equity-linked partial principal at risk security will be at least equal to the minimum payment amount of that security.

If the supplemental redemption amount is less than the difference between the minimum payment amount and the stated principal amount, the payment due at maturity under the securities will be less than the stated principal amount.  Therefore, unless specified otherwise in the applicable pricing supplement, even if the underlying index or basket of indices appreciates (in the case of bull securities), depreciates (in the case of bear securities) or does not change in value over the term of the securities, investors may still receive less than the stated principal amount per security at maturity, subject to the minimum payment amount.  The applicable pricing supplement, may, however, provide for an alternative calculation method for the payment at maturity whereby, if the underlying index or basket appreciates (in the case of bull securities) or depreciates (in the case of bear securities) at all, or does not change in value over the term of the securities, the payment due at maturity will be no less than the stated principal amount per security.  In such a scenario, investors will be exposed to the depreciation (in the case of bull securities) or appreciation (in the case of bear securities) of the underlying index or basket, subject to the minimum payment amount.

Supplemental Redemption Amount

The “supplemental redemption amount” at maturity for an issuance of securities will be determined on a per security basis and will be equal to (i) the stated principal amount for such securities times (ii) the applicable participation rate times (iii) the applicable index percent change, each as specified in the applicable pricing supplement.  Unless otherwise stated in the pricing supplement, the supplemental redemption amount per security will be calculated as follows:

supplemental redemption amount	=	stated principal amount	x	participation rate	x	index percent change

The Calculation Agent will calculate the supplemental redemption amount for each issuance of securities on the determination date, or, in case of multiple determination dates, on the last of the determination dates.  With respect to each issuance of securities, we will, or will cause the Calculation Agent to provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to the Depositary of the applicable supplemental redemption amount and the applicable payment at maturity, on or prior to 10:30 a.m. on the business day preceding the maturity date for such issuance of securities.  See “Discontinuance of Any Underlying Index; Alteration of Method of Calculation” below.

“index percent change” with respect to each issuance of securities is a fraction, the denominator of which will be the initial index value of the underlying index or basket of indices and:

•
for an issuance of bull securities:  the numerator will be the final index value of the applicable underlying index or basket of indices less the initial index value of such underlying index or basket of indices.  The index percent change for the underlying index or basket of indices is described by the following formula:

(final index value – initial index value)
initial index value

•
for an issuance of bear securities:  the numerator will be the initial index value of the applicable underlying index or basket of indices less the final index value of the underlying index or basket of indices.  The index percent change for the underlying index or basket of indices is described in the following formula:

(initial index value – final index value)
initial index value

The Calculation Agent will take into account market disruption events and non-index business days in any calculation of a final index value or final average index value, respectively, as follows:

For issuances of securities linked to a single index:  If a market disruption event with respect to the underlying index occurs on any scheduled determination date, or if any such determination date is not an index business day, the index closing value for such date will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred; provided that the index closing value for any scheduled determination date will not be determined on a date later than the fifth scheduled index business day after such scheduled determination date, and if such date is not an index business day or if there is a market disruption event on such date, the Calculation Agent will determine the index closing value of the underlying index on such date in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the underlying index.

For issuances of securities linked to a basket of indices:  If any scheduled determination date is not an index business day with respect to any basket index, such determination date for that basket index will be the immediately succeeding index business day for that basket index.  If a market disruption event with respect to any basket index occurs on any scheduled determination date, the basket closing value solely with respect to such affected basket index will be determined on the immediately succeeding index business day on which no market disruption event shall have occurred with respect to such affected basket index, and the basket closing value shall be determined on the later of such date as so postponed and the date on which the index closing value for each of the basket indices is available; provided that the index closing value for any scheduled determination date will not be determined on a date later than the fifth scheduled index business day after such scheduled determination date, and if such date is not an index business day, or if there is a market disruption event on such date, the Calculation Agent will determine the final index value or the final average index value, as applicable, using the index closing value of the affected basket index as determined by the Calculation Agent in accordance with the formula for calculating such index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), without rebalancing or substitution, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension, limitation or non-index business day) on such date of each security most recently constituting the affected basket index.

If, however, the applicable pricing supplement for issuances of securities linked to a single index specifies multiple determination dates and that the determination dates will be a specified number of index business days in a specified “calculation period,” then the final average index value will be calculated by the Calculation Agent, as follows:

The final average index value will equal the sum of the products, each a “daily calculation value,” of the index closing value and the weighting for each determination date.  The weighting for each determination date will initially be the same and will be a fraction, the numerator of which is 1 and the denominator of which is equal to the specified number of determination dates in the calculation period (so that, for example, if three value determination dates have been scheduled, each such determination date will initially receive a weighting of 1/3).  However, if a market disruption event occurs on any determination date, then the Calculation Agent shall not compute a daily calculation value for that date and will instead compute the daily calculation value on the next index business day when a market disruption event does not occur.  If, however, there are less than the required number of scheduled determination dates remaining in any calculation period, the Calculation Agent will weight the daily calculation value for each succeeding determination date during the calculation period to ratably distribute the intended weight of such date across the remaining determination dates.  Accordingly, if a market disruption event occurs during the calculation period, the daily calculation values will be calculated as follows:

•	the daily calculation value for each determination date preceding the first market disruption event will be calculated using the weighting described above,

•	the daily calculation value for each determination date following a market disruption event will be calculated using a weighting that equals a fraction,

º	the numerator of which will be the fraction that equals 1 minus the sum of the weightings for all preceding determination dates,

º	the denominator of which will be the lesser of

➢	the original denominator and

➢	the number of scheduled index business days from and including such determination date to and including the last scheduled index business day in the applicable calculation period.

If a market disruption event occurs on the last scheduled index business day in the calculation period or if such date is not an index business day, the Calculation Agent will determine the value of the underlying index on such date in accordance with the formula for and method of calculating the underlying index last in effect prior to the commencement of the market disruption event (or prior to the non-index business day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-index business day) on such date of each security most recently constituting the underlying index.

If the applicable pricing supplement for issuances of securities linked to a basket of indices indicates that a calculation period will apply, the provisions above related to securities linked to a single index will be adapted to apply to multiple underlying indices in calculating the final average index value.

Our Call Right

If so specified in the applicable pricing supplement, we may call an issuance of securities on or after the call date, in whole or in part, for mandatory exchange into cash at the applicable call price specified in the applicable pricing supplement.  If we call an issuance of securities, we will not pay you a supplemental redemption amount with respect to such issuance of securities.  If we call an issuance of securities, then the cash to be delivered to you will be delivered on the call date fixed by us and set forth in our call notice, upon delivery of your securities to the Trustee in accordance with the delivery instructions.  We will, or will cause the Calculation Agent to, deliver the cash to the Trustee for delivery to you.  We refer to this right as “our call right.”

Additional Price Dependent Call Right

If so specified in the applicable pricing supplement, we may have the right to call the securities, in whole or in part, for mandatory exchange into cash during the price dependent call period (as defined below) only if the index closing value of the underlying index or the basket closing value of the underlying basket of indices, as applicable, on the trading day immediately preceding the relevant notice date is, in the case of bull securities, greater than the threshold value (as defined below), or, in the case of bear securities, less than the threshold value, specified in such pricing supplement (the “price dependent call right”).

If we call the securities for mandatory exchange, the applicable call price will be delivered on the call date fixed by us and set forth in our notice of mandatory exchange, upon delivery of such securities to the Trustee, as described under “Our Call Right.”

Price dependent call period and threshold value.  In the applicable pricing supplement for any securities issued with a price dependent call right, we will specify the applicable call price or the formula for determining the call prices, the period during which such mandatory exchange for cash may be effected as the “price dependent call period” and the threshold value required to permit such exchange as the “threshold value.”

Trustee

The “Trustee” for each offering of securities issued under our Senior Debt Indenture will be The Bank of New York Mellon, a New York banking corporation (as successor to JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank)).

We shall, or shall cause the Calculation Agent to, (i) provide written notice to the Trustee and to DTC, of the amount of cash to be delivered with respect to the stated principal amount of each security, on or prior to 10:30 a.m. on the business day preceding the maturity date, and (ii) deliver the aggregate cash amount due with respect to the securities to the Trustee for delivery to DTC, as holder of the securities, on the maturity date.  We expect such amount of cash will be distributed to investors on the maturity date in accordance with the standard rules and procedures of DTC and its direct and indirect participants.  See “—Forms of Securities—Book-Entry Securities” or “—Forms of Securities—Certificated Securities” below, and see “Form of Securities — The Depositary” in the accompanying prospectus.

Agent

Unless otherwise specified in the applicable pricing supplement, the “Agent” for each underwritten offering of securities will be MS & Co.

Calculation Agent and Calculations

The “Calculation Agent” for us with respect to the equity-linked partial principal at risk securities will be MS & Co.  As Calculation Agent, MS & Co. will determine the initial index value, the index closing values, the multipliers, the final index value, the final average index value, the percentage change in the underlying index or basket of indices, the supplemental redemption amount and the payment at maturity.

All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

All calculations with respect to any issuance of securities linked to a single index will be made by the Calculation Agent and will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., .876545 would be rounded to .87655); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of securities will be rounded to the nearest cent, with one-half cent rounded upward.

All calculations with respect to any issuance of securities linked to a basket of indices will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .9876543215 would be rounded to .987654322); all dollar amounts related to determination of the amount of cash payable per security will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of any securities will be rounded to the nearest cent, with one-half cent rounded upward.

Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests, as an owner of the securities, including with respect to certain determinations and judgments that the Calculation Agent must make.  MS & Co., as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the securities to restrict the use of information relating to the calculation of the final index value or final average index value, as applicable, prior to the dissemination of such information.  MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Alternate Exchange Calculation in the Case of an Event of Default

If an event of default (as defined in the accompanying prospectus) with respect to any issuance of securities shall have occurred and be continuing, the amount declared due and payable upon any acceleration of such securities (the “Acceleration Amount”) will be an amount, determined by the Calculation Agent in its sole discretion, that is equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations (including accrued and unpaid interest) with respect to the securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the securities.  That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the securities, which we describe below, the holders of the securities and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking.  If either party obtains a quotation, it must notify the other party in writing of the quotation.  The amount referred to in the first bullet point above will equal the lowest—or, if there is only one, the only—quotation obtained, and as to which notice is so given, during the default quotation period.  With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Notwithstanding the foregoing, if a voluntary or involuntary liquidation, bankruptcy or insolvency of, or any analogous proceeding is filed with respect to Morgan Stanley, then depending on applicable bankruptcy law, your claim may be limited to an amount that could be less than the default amount.

If the maturity of the securities is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Acceleration Amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of such acceleration.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above.  If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States or Europe, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

•	A-2 or higher by Standard & Poor’s Ratings Services or any successor, or any other comparable rating then used by that rating agency, or

•	P-2 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of Any Underlying Index; Alteration of Method of Calculation

If the underlying index publisher discontinues publication of the underlying index or a basket index and such underlying index publisher or another entity (including MS & Co.) publishes a successor or substitute index that MS & Co., as the Calculation Agent, determines, in its sole discretion, to be comparable to the discontinued underlying index or basket index (such index being referred to herein as a “successor index”), then any subsequent index closing value will be determined by reference to the published value of such successor index at the regular weekday close of trading on any index business day that the index closing value is to be determined.

Upon any selection by the Calculation Agent of a successor index, the Calculation Agent will cause written notice thereof to be furnished to the Trustee, to us and to DTC, as holder of such securities, within three business days of such selection.  We expect that such notice will be made available to you, as a beneficial owner of the relevant securities, in accordance with the standard rules and procedures of DTC and its direct and indirect participants.

If the underlying index publisher discontinues publication of the underlying index or a basket index prior to, and such discontinuance is continuing on, any determination date or the date of acceleration and MS & Co., as the Calculation Agent, determines, in its sole discretion, that no successor index is available at such time, then the Calculation Agent will determine the index closing value and/or basket closing value for such determination date or date of acceleration.  The index closing value will be computed by the Calculation Agent in accordance with the formula for and method of calculating the underlying index or basket index last in effect prior to such discontinuance, using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, its good faith estimate of the closing price that would have prevailed but for such suspension or limitation) at the close of the principal trading session of the relevant exchange on such determination date or date of acceleration of each security most recently constituting such underlying index or basket index without any rebalancing or substitution of such securities following such discontinuance.  Notwithstanding these alternative arrangements, discontinuance of the publication of the underlying index or basket index may adversely affect the value of the securities.

If at any time the method of calculating the underlying index or basket index or successor index, or the value thereof, is changed in a material respect, or if the underlying index or basket index or successor index is in any other way modified so that such index does not, in the opinion of MS & Co., as the Calculation Agent, fairly represent the value of such index had such changes or modifications not been made, then, from and after such time, the Calculation Agent will, at the close of business in New York City on each date on which the index closing value and/or basket closing value is to be determined, make such calculations and adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a value of a stock index comparable to the underlying index or basket index or successor index, as the case may be, as if such changes or modifications had not been made, and the Calculation Agent will calculate the final index value or final average index value, as applicable, with reference to the underlying index or basket index or successor index, as adjusted.  Accordingly, if the method of calculating the underlying index or basket index or successor index is modified so that the value of such index is a fraction of what it would have been if it had not been modified (e.g., due to a split in the index), then the Calculation Agent will adjust such index in order to arrive at a value of the underlying index or basket index or successor index as if it had not been modified (e.g., as if such split had not occurred).

Forms of Securities

As noted above, the securities are issued as part of our Series F medium-term note program.  We will issue securities only in fully registered form either as book-entry securities or as certificated securities.  References to “holders” mean those who own securities registered in their own names, on the books that we or the Trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries.

Book-Entry Securities.  For securities in book-entry form, we will issue one or more global certificates representing the entire issue of securities.  Except as set forth in the prospectus under “Forms of Securities — Global Securities,” you may not exchange book-entry securities or interests in book-entry securities for certificated securities.

Each global security certificate representing book-entry securities will be deposited with, or on behalf of, the Depositary and registered in the name of the Depositary or a nominee of the Depositary.  These certificates name the Depositary or its nominee as the owner of the securities.  The Depositary maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of the Depositary’s direct or indirect participants through an account maintained by the investor with its  broker/dealer, bank, trust company or other representative.  A further description of the Depositary’s procedures for global securities representing book-entry securities is set forth under “Forms of Securities—The Depositary” in the prospectus.  The Depositary has confirmed to us, the agent and the Trustee that it intends to follow these procedures.

Certificated Securities.  If we issue securities in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the securities.  The person named in the security register will be considered the owner of the security for all purposes under the Senior Debt Indenture.  For example, if we need to ask the holders of any issuance of securities to vote on a proposed amendment to such securities, the person named in the security register will be asked to cast any vote regarding that issuance of securities.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your security in our records and will be entitled to cast the vote regarding your security.  You may not exchange certificated securities for book-entry securities or interests in book-entry securities.

New York Law to Govern.  The securities will be governed by, and construed in accordance with, the laws of the State of New York.

Interest and Principal Payments

You should read the section called  “Description of Debt Securities” in the prospectus, where we describe generally how principal and interest payments, if any, on the securities are made, how exchanges and transfers of the securities are effected and how fixed and floating rates of interest on the securities, if any, are calculated.

USE OF PROCEEDS AND HEDGING

The net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, in connection with hedging our obligations under the securities through one or more of our subsidiaries.  See also “Use of Proceeds” in the accompanying prospectus.  The original issue price of the securities includes the agent’s commissions (as shown on the cover page of the applicable pricing supplement) paid with respect to the securities and the cost of hedging our obligations thereunder.  The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.

On or prior to the pricing date, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the securities by taking positions in the stocks constituting the underlying index or a basket index, in futures or options contracts on the underlying index or a basket index or its component securities listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging.  Such purchase activity on or prior to the pricing date could potentially affect the value of the underlying index or basket of indices, and therefore the value at which the underlying index or basket of indices must close on any determination date before you would receive a payment at maturity that exceeds the stated principal amount of the securities.  In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the securities, including on the determination date(s), by purchasing and selling the stocks constituting the underlying index or a basket index, futures or options contracts on the underlying index or a basket index or its component stocks listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on any determination date(s).  We cannot give any assurance that our hedging activities will not affect the value of the underlying index or basket of indices and, therefore, adversely affect the value of the securities or the payment you will receive at maturity.

EQUITY-LINKED PARTIAL PRINCIPAL AT RISK SECURITIES OFFERED ON A GLOBAL BASIS

If we offer the securities on a global basis we will so specify in the applicable pricing supplement.  The additional information contained in the prospectus under “Securities Offered on a Global Basis Through the Depositary—Book-Entry, Delivery and Form” and “—Global Clearance and Settlement Procedures” will apply to every offering on a global basis.  The additional provisions described under “Securities Offered on a Global Basis Through the Depositary —Tax Redemption” and “—Payment of Additional Amounts” will apply to securities offered on a global basis only if we so specify in the applicable pricing supplement.

BENEFIT PLAN INVESTOR CONSIDERATIONS

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities.  Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our subsidiaries and affiliates, including MS & Co., may be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also “Plans”).  ERISA section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons.  Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are acquired pursuant to an exemption from the “prohibited transaction” rules.  A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities.  Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption).  There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited.  Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code or any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law.  The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan.

UNITED STATES FEDERAL TAXATION

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities.  This discussion applies only to initial investors in the securities who:

•
purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•	will hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

Subject to any additional discussion in the applicable pricing supplement, it is expected, and the discussion below assumes, that, for U.S. federal income tax purposes, the issue price of a security is equal to its stated issue price indicated in the applicable pricing supplement.

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	certain financial institutions;

•	insurance companies;

•	certain dealers and traders in securities, commodities, or foreign currencies;

•	investors holding the securities as part of a hedging transaction, “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•	regulated investment companies;

•	real estate investment trusts;

•	tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively; or

•	persons subject to the alternative minimum tax.

In addition, we will not attempt to ascertain whether any issuer of any shares to which a security relates (such shares hereafter referred to as “Underlying Shares”) is treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code.  If any issuer of Underlying Shares were so treated, certain adverse U.S. federal income tax consequences might apply to a U.S. Holder (as defined below) in the case of a PFIC and to a Non-U.S. Holder (as defined below) in the case of a USRPHC, upon the sale, exchange, redemption or retirement of a security.  You should refer to information filed with the Securities and Exchange Commission or another governmental authority by the issuers of the Underlying Shares and consult your tax adviser regarding the possible consequences to you if any issuer is or becomes a PFIC or USRPHC.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein.  Persons considering the purchase of securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

This discussion is subject to any additional discussion regarding U.S. federal income taxation contained in the applicable pricing supplement.  Accordingly, you should also consult the applicable pricing supplement for any additional discussion of U.S. federal taxation with respect to the specific securities offered thereunder.

Tax Consequences to U.S. Holders

This section applies to you only if you are a U.S. Holder.  As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

The term “U.S. Holder” also includes certain former citizens and residents of the United States.

Long-Term Securities

Classification of the Securities.  Unless otherwise provided in the applicable pricing supplement, subject to the discussion below under “Fixing of Payments before the Original Issue Date” and based in some cases on certain representations that, if applicable, will be confirmed at or prior to the pricing date, if the term of the securities is more than one year (after taking into account the last possible date that the securities could be outstanding under their terms) the securities should be treated as “contingent payment debt instruments” for U.S. federal income tax purposes.  The following discussion assumes such treatment.

Interest Accruals on the Securities.  Pursuant to rules governing the tax treatment of contingent payment debt instruments (the “contingent debt regulations”), a U.S. Holder of the securities will be required to accrue interest income on the securities on a constant yield basis, based on a comparable yield as described below, regardless of whether such holder uses the cash or accrual method of tax accounting for U.S. federal income tax purposes.  Accordingly, a U.S. Holder generally will be required to include interest in income each year in excess of any stated interest payments actually received in that year.

The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the securities that equals the product of:

•	the adjusted issue price (as defined below) of the securities as of the beginning of the accrual period,

•	the comparable yield (as defined below) of the securities, adjusted for the length of the accrual period, and

•	the number of days during the accrual period that the U.S. Holder held the securities divided by the number of days in the accrual period.

The “adjusted issue price” of a security is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the securities.

As used in the contingent debt regulations, the term ‘‘comparable yield’’ means the greater of (i) the annual yield we would pay, as of the issue date, on a fixed-rate debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the securities, and (ii) the applicable federal rate.

The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the ‘‘projected payment schedule’’) on the securities.  This schedule must produce a yield to maturity that equals the comparable yield.

For U.S. federal income tax purposes, a U.S. Holder is required under the contingent debt regulations to use the comparable yield and the projected payment schedule established by us in determining interest accruals and adjustments thereto in respect of a security, unless the U.S. Holder timely discloses and justifies the use of a different comparable yield and projected payment schedule to the Internal Revenue Service (the “IRS”).

The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the securities for U.S. federal income tax purposes.  They do not constitute a projection or representation by us regarding the actual amounts that will be paid on a security.

Adjustments to Interest Accruals on the Securities.  Subject to the discussion below concerning fixed but deferred contingent payments, if the only contingent payment provided for in a security is made at maturity (that is, the security either (i) does not pay a cash coupon during the term of the security or (ii) pays a cash coupon at a fixed rate at least annually), a U.S. Holder generally will not be required to make any adjustments discussed, except at maturity or upon other retirement of the security.

If, during any taxable year, a U.S. Holder receives actual payments with respect to a security that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess.  The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

If a U.S. Holder receives in a taxable year actual payments with respect to a security that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit.  This net negative adjustment will (a) reduce the U.S. Holder’s interest income on the security for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the security during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments.  Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the security or to reduce the amount realized on a sale, exchange, redemption or retirement of the security.  In the case of U.S. Holders who are individuals, a net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

Special rules will apply if one or more contingent payments on a security become fixed.  If one or more contingent payments on a security become fixed more than six months prior to the date each such payment is due, a U.S. Holder will be required to make a positive or negative adjustment, as appropriate, equal to the difference between the present value of the amounts that are fixed and the present value of the projected amounts of those contingent payments as provided in the projected payment schedule, using the comparable yield as the discount rate in each case.  If all remaining scheduled contingent payments on a security become fixed substantially contemporaneously, a U.S. Holder will be required to make adjustments to account for the difference between the amounts treated as fixed and the projected payments in a reasonable manner over the remaining term of the security.  For purposes of the preceding sentence, a payment (including an amount payable at maturity) will be treated as fixed if (and when) all remaining contingencies with respect to it are remote or incidental within the meaning of the applicable Treasury regulations.  A U.S. Holder's tax basis in the security and the character of any gain or loss on the sale or exchange of the security will also be affected.  U.S. Holders should consult their tax advisers concerning the application of these special rules.

Sale, Exchange, Redemption or Retirement of Securities.  Generally, the sale, exchange or redemption of a security will result in taxable gain or loss to a U.S. Holder.  The amount of gain or loss on a sale, exchange or redemption of a security will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder (the “amount realized”) and (b) the U.S. Holder’s adjusted tax basis in the security.  As previously discussed under “—Adjustments to Interest Accruals on the Securities,” to the extent that a U.S. Holder has any net negative adjustment carry-forward, the U.S. Holder may use such net negative adjustment carry-forward to reduce the amount realized on the sale, exchange or redemption of the securities.

Upon the scheduled retirement of a security, a U.S. Holder will recognize gain or loss equal to the difference between the amount realized and the holder’s adjusted tax basis in the security.  For purposes of determining the amount realized on the scheduled retirement of a security, a U.S. Holder will be treated as receiving the projected amount of any contingent payment due at maturity.  As previously discussed under “—Adjustments to Interest Accruals on the Securities,” to the extent that actual payments with respect to the securities during the year of the scheduled retirement (including the payment on the scheduled retirement) are greater or less than the projected payments for such year, a U.S. Holder will incur a net positive or negative adjustment, resulting in additional ordinary income or loss, as the case may be, and to the extent that a U.S. Holder has any net negative adjustment carry-forward, the U.S. Holder may use such net negative adjustment carry-forward to reduce the amount realized on the scheduled retirement of the securities.

A U.S. Holder’s adjusted tax basis in a security generally will equal the U.S. Holder’s original purchase price for the security, increased by any interest income previously accrued by the U.S. Holder (determined without regard to any adjustments to interest accruals described above) and decreased by the amount of any projected payments that previously have been scheduled to be made in respect of the securities (without regard to the actual amount paid).

Gain recognized by a U.S. Holder upon a sale, exchange, redemption or retirement of a security generally will be treated as ordinary interest income.  Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the security, and thereafter capital loss (which will be long-term if the security has been held for more than one year).  The deductibility of capital losses is subject to limitations.  A U.S. Holder who realizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Short-Term Securities

A security that matures (after taking into account the last possible date that the security could be outstanding under its terms) one year or less from its date of issuance (a “short-term security”) will not be treated as a contingent payment debt instrument.  As described below, certain aspects of the tax treatment of a short-term security are uncertain.  Due to the absence of governing authority addressing such issues, unless otherwise provided in the applicable pricing supplement, our counsel is expected to be unable to opine regarding issues identified below as uncertain or unclear.  Holders of short-term securities should consult their tax advisers as to the U.S. federal income tax consequences of the ownership and disposition of short-term securities.

Tax Treatment Prior to Maturity of the Short-Term Securities.  Under the applicable Treasury regulations, a short-term security will be treated as being issued at a discount, the amount of which will be equal to the excess of the sum of all payments on the short-term security (including all stated interest and the supplemental redemption amount, if any) over its issue price.

A U.S. Holder who uses a cash method of tax accounting will not be required to include the discount in income as it accrues for U.S. federal income tax purposes unless the holder elects to do so.  A U.S. Holder who uses a cash method of tax accounting and does not make such election should include the stated interest payments on the short-term securities as ordinary income upon receipt.  Except in the case of stated interest payments, such holders will not be required to recognize income with respect to the short-term securities prior to maturity, other than pursuant to a sale or exchange, as described below.

A U.S. Holder who uses an accrual method of tax accounting generally will be required to include the discount in income as it accrues on a straight-line basis, unless the holder makes an election to accrue the discount according to a constant yield method based on daily compounding.  Although holders using an accrual method of tax accounting and holders using a cash method of tax accounting that have elected to include the discount in income currently generally are required to accrue the discount on the short-term securities in income on a straight-line basis, because the supplemental redemption amount that will be received with respect to the short-term securities is uncertain, it is not clear how such accruals should be determined.  U.S. Holders should consult their tax advisers regarding the determination of the amount of any interest accruals on the short-term securities.

Tax Treatment at Maturity of the Short-Term Securities.  Upon the scheduled retirement of the securities, if the amount of the payment on the securities exceeds a U.S. Holder’s tax basis in the securities, such excess should generally be treated as ordinary income.  However, if the amount of the payment is less than the holder’s adjusted basis in the securities, the difference should be treated as a short-term capital loss.  A U.S. Holder who realizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

Sale, Exchange or Redemption of the Short-Term Securities. Upon a sale, exchange or redemption of a short-term security (other than at maturity), a U.S. Holder should recognize gain or loss in an amount equal to the difference between the amount received and the holder’s adjusted basis in the security.  Gain recognized upon a sale, exchange or redemption prior to maturity will be ordinary income to a cash-method U.S. Holder to the extent of accrued discount not yet taken into income, and otherwise will be treated as short-term capital gain.  However, there is no authority regarding the proper method of accrual of discount on short-term debt instruments, such as the short-term securities, under which the amount payable at maturity is uncertain as of the issue date.  Consequently, there is uncertainty regarding whether or to what extent gain from a sale, exchange or redemption prior to maturity should be treated as capital gain or ordinary income.  Any resulting loss will be treated as a capital loss, and a U.S. Holder who realizes a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.  U.S. Holders should consult their tax advisers regarding the proper treatment of any gain or loss recognized upon a sale, exchange or redemption of a security.

Interest on Indebtedness Incurred to Purchase the Short-Term Securities.  A U.S. Holder who uses a cash method of tax accounting and does not make the election to include the discount in income on an accrual basis will be required to defer deductions for certain interest paid on indebtedness incurred to purchase or carry the short-term securities until the discount on the securities is included in income.  As noted above, however, there is no authority regarding the accrual of discount on short-term debt instruments such as the short-term securities.  Therefore, it is unclear how, if at all, the rules regarding deferral of interest deductions would apply to the short-term securities.  Holders should consult their tax advisers regarding these deferral rules.

Fixing of Payments before the Original Issue Date

If the supplemental redemption amount of a security, whether the security is short-term or long-term, becomes fixed after the pricing date but prior to the original issue date, then the securities will be treated as securities providing a payment at maturity that is fixed (“fixed securities”).  In such case, the tax treatment of the fixed securities will depend on whether the securities are short-term or long-term and the U.S. Holder’s method of tax accounting.  See the sections entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Discount Notes” and “—Short-Term Notes” in the accompanying prospectus.  Upon the sale, exchange or retirement of a fixed security, unless otherwise provided in the applicable pricing supplement, the character of gain or loss, if any, will be determined as discussed in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Sale, Exchange or Retirement of the Debt Securities” in the accompanying prospectus.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the notes and the proceeds from a sale or other disposition of the notes, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.  The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS.  In addition, information returns may be filed with the IRS in connection with payments on the securities and the proceeds from a sale or other disposition of the securities, unless the U.S. Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder.  As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign estate or trust.

The term “Non-U.S. Holder” does not include any of the following holders:

•
a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•	certain former citizens or residents of the United States; or

•	a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

Subject to the discussion below concerning backup withholding, the discussion above about the potential application of Section 897 of the Code, and the discussion below under “—Legislation Affecting Certain Non-U.S. Holders,” a Non-U.S. Holder should not be subject to U.S. federal income or withholding tax in respect of amounts paid (including original issue discount, if any) on the securities, provided that:

•	the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•	the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•	the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement.  The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN, on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with the payments on the securities as well as in connection with the proceeds from a sale, exchange or other disposition of the securities.  A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption.  Compliance with the certification procedures described above will satisfy the certification requirements necessary to avoid backup withholding as well.  The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should consider the U.S. federal estate tax implications of an investment in the securities.  Assuming that the applicable treatment of the securities as set forth in “United States Federal Taxation—Tax Consequences to U.S. Holders” is respected for U.S. federal estate tax purposes, the following U.S. federal estate tax consequences should result.  Absent an applicable treaty benefit, a security will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the security if received by the decedent at the time of death would have been subject to U.S. federal withholding tax (even if the W-8BEN certification requirement described above were satisfied and not taking into account an elimination of such U.S. federal withholding tax due to the application of an income tax treaty). Non-U.S. Holders should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities in their particular situations and the availability of benefits provided by an applicable estate tax treaty, if any.

Legislation Affecting Certain Non-U.S. Holders

The Hiring Incentives to Restore Employment Act of 2010 generally imposes withholding of 30% on payments to certain foreign entities (including financial intermediaries) with respect to certain financial instruments issued after March 18, 2012, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8BEN, as discussed above) have been satisfied.  Pursuant to published guidance from the IRS and the U.S. Treasury Department, this legislation applies to payments of interest and dividends made after December 31, 2013 and payments of gross proceeds made after December 31, 2014.  Assuming the tax treatment described above under “—Tax Consequences to U.S. Holders” is respected, this legislation could apply to certain payments on a security issued after March 18, 2012.  If withholding is required, we will not be required to pay any additional amounts with respect to any amounts withheld.  Non-U.S. Holders should consult their tax advisers regarding the implications of this legislation for their investment in the securities.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We are offering the securities as part of our Series F medium-term notes on a continuing basis through MS & Co., which we refer to as the “agent.”  We may also use other agents that will be named in the applicable pricing supplement.  The agent has, or will have, agreed to use reasonable efforts to solicit offers to purchase the securities.  We will have the sole right to accept offers to purchase the securities and may reject any offer in whole or in part.  The agent may reject, in whole or in part, any offer it solicited to purchase securities.  We will pay the agent, in connection with sales of the securities resulting from a solicitation the agent made or an offer to purchase the agent received, a commission that will be specified in the applicable pricing supplement.

We may also sell the securities to the agent as principal for its own account at discounts to be agreed upon at the time of sale as disclosed in the applicable pricing supplement.  The agent may resell the securities to investors and other purchasers at a fixed offering price or at prevailing market prices, or prices related thereto at the time of resale or otherwise, as the agent determines and as we will specify in the applicable pricing supplement.  The agent may offer the securities it has purchased as principal to Morgan Stanley Smith Barney LLC (“MSSB”) as selected dealer, or to other dealers, including Morgan Stanley & Co. International plc (“MSIP”) and Bank Morgan Stanley AG.  MSSB, MSIP and Bank Morgan Stanley AG are affiliates of Morgan Stanley.  The agent may sell the securities to any dealer at a discount and, unless otherwise specified in the applicable pricing supplement, the discount allowed to any dealer will not be in excess of the discount the agent will receive from us.  After the initial public offering of securities that the agent is to resell on a fixed public offering price basis, the agent may change the public offering price, concession, discount and other selling terms from time to time.

The agent may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended.  We and the agent have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act, or to contribute to payments made in respect of those liabilities.  We have also agreed to reimburse the agent for specified expenses.

Unless otherwise provided in the applicable pricing supplement, we do not intend to apply for the listing of the securities on a national securities exchange. The agent may make a market in the securities as applicable laws and regulations permit.  The agent is not obligated to do so, however, and the agent may discontinue making a market at any time without notice.  No assurance can be given as to the liquidity of any trading market for the securities.

MS & Co. is our wholly-owned subsidiary.  The agent will conduct each offering of the securities in compliance with the requirements of the FINRA Rule 5121 regarding a FINRA member firm’s distributing the securities of an affiliate and related conflicts of interest.  In accordance with FINRA Rule 5121, no agent or dealer that is an affiliate of ours will make sales in this offering to any discretionary account without the prior written approval of the customer.  Following the initial distribution of the securities, the agent may offer and sell those securities in the course of its business as a broker-dealer.  The agent may act as principal or agent in those transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  The agent may use this product supplement in connection with any of those transactions.  The agent is not obligated to make a market in any of the securities and may discontinue making a market at any time without notice.

In order to facilitate the offering of the securities, the agent may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or of the securities that constitute the underlying index or basket indices.  Specifically, the agent may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position for its own account.  The agent must close out any naked short position by purchasing securities in the open market.  A naked short position is more likely to be created if the agent is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, the agents may bid for, and purchase, the securities or the securities that constitute the underlying index or basket indices in the open market to stabilize the price of the securities or of such underlying securities.  Finally, in any offering of the securities through a syndicate of underwriters or dealer group, the agent acting on behalf of the underwriting syndicate or for itself may also reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the agent repurchases previously distributed securities to cover syndicate short positions or to stabilize the price of the securities.  Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities.  The agent is not required to engage in these activities, and may end any of these activities at any time.

Concurrently with the offering of the securities through the agent, we may issue other debt securities under the indenture referred to in this product supplement similar to those described in this product supplement.  Those debt securities may include other Series F medium-term notes and medium-term notes under our Series G and Series H prospectus supplement, which we refer to as “Euro medium-term notes.”  The other Series F medium-term notes and the Euro medium-term notes may have terms substantially similar to the terms of the securities offered under this product supplement.  The Euro medium-term notes may be offered concurrently with the offering of the securities, on a continuing basis outside the United States by us, under a distribution agreement with Morgan Stanley & Co. International plc, as agent for us.  The terms of that distribution agreement, which we refer to as the Euro Distribution Agreement, are substantially similar to the terms of the distribution agreement for a U.S. offering, except for selling restrictions specified in the Euro Distribution Agreement.

The agent or an affiliate of the agent will enter into a hedging transaction with us in connection with each offering of securities.  See “Use of Proceeds and Hedging” above.

With respect to each issuance of securities, we expect to deliver the securities against payment therefor in New York, New York on the original issue date (settlement date) specified in the applicable pricing supplement.  Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise.  Accordingly, if the original issue date for any issuance of securities is more than three business days after the pricing date, purchasers who wish to trade securities more than three business days prior to the original issue date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Equity-Linked Partial Principal at Risk Securities Offered on a Global Basis

If the applicable pricing supplement indicates that any of our equity-linked partial principal at risk securities will be offered on a global basis, those registered global securities will be offered for sale in those jurisdictions outside of the United States where it is legal to make offers for sale of those securities.

The agent has represented and agreed, and any other agent through which we may offer any equity-linked partial principal at risk securities on a global basis will represent and agree, that it will comply with all applicable laws and regulations in force in any jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes the applicable pricing supplement, this product supplement, any accompanying index supplement or the accompanying prospectus and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities, and we shall not have responsibility for the agent’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

With respect to sales in any jurisdictions outside of the United States of such securities offered on a global basis, purchasers of any such securities may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page of the applicable pricing supplement.

General

No action has been or will be taken by us, the agent or any dealer that would permit a public offering of the securities or possession or distribution of any pricing supplement or this product supplement, any accompanying index supplement or the accompanying prospectus in any jurisdiction, other than the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of any pricing supplement or this product supplement, any accompanying index supplement and the accompanying prospectus or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, any agent or any dealer.

The agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes any pricing supplement, this product supplement, any accompanying index supplement and the accompanying prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities.  We shall not have responsibility for any agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Brazil

The securities have not been and will not be registered with the Comissão de Valores Mobiliários (The Brazilian Securities Commission).  The securities may not be offered or sold in the Federative Republic of Brazil except in circumstances which do not constitute a public offering or distribution under Brazilian laws and regulations.

Chile

The securities have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile.  No offer, sales or deliveries of the securities or distribution of this product supplement, any accompanying index supplement or the accompanying prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

Hong Kong

WARNING: The contents of this product supplement, any accompanying index supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong.  You are advised to exercise caution in relation to the offer.  If you are in any doubt about any of the contents of this product supplement, any accompanying index supplement or the accompanying prospectus, you should obtain independent professional advice.

None of this product supplement, any accompanying index supplement, the accompanying prospectus and their contents have been reviewed by any regulatory authority in Hong Kong.  Accordingly, no person may issue or have in its possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the securities, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the applicable securities law of Hong Kong) other than with respect to the securities which are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Chapter 571 of Hong Kong) and any rules made under that Ordinance.

Mexico

The securities have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico.  This product supplement, any accompanying index supplement and the accompanying prospectus may not be publicly distributed in Mexico.

Singapore

None of this product supplement, any accompanying index supplement and the accompanying prospectus have been registered as a prospectus with the Monetary Authority of Singapore.  Accordingly, none of this product supplement, any accompanying index supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.  Where securities are subscribed or purchased under Section 275 by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interests (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 except:

(1)           to an institutional investor (for corporations under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(2)           where no consideration is or will be given for the transfer; or

(3)           where the transfer is by operation of law.